EXHIBIT 5


                      Jenkens & Gilchrist Parker Chapin LLP

                                                              AUSTIN, TEXAS
                             THE CHRYSLER BUILDING           (512) 499-3800
                             405 LEXINGTON AVENUE           CHICAGO, ILLINOIS
                           NEW YORK, NEW YORK 10174          (312) 425-3900
                                                              DALLAS, TEXAS
                                (212) 704-6000               (214) 855-4500
                            FACSIMILE (212) 704-6288         HOUSTON, TEXAS
                                                             (713) 951-3300
                               www.jenkens.com           LOS ANGELES, CALIFORNIA
                                                             (310) 820-8800
                                                           SAN ANTONIO, TEXAS
                                                             (210) 246-5000
                                                            WASHINGTON, D.C.
                                                             (202) 326-1500


                                February 11, 2003

SmartServ Online, Inc.
Metro Center
One Station Place
Stamford, CT 06902

Gentlemen:

         We have acted as counsel to SmartServ Online, Inc., a Delaware corporation (the "COMPANY"), in connection with the Company's filing of a Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "ACT"), relating to the resale of an aggregate of 4,515,043 shares (the "SHARES") of Common Stock, par value $.01 per share, of the Company (the "COMMON STOCK") and the resale of 2,433,182 shares of Common Stock (the "WARRANT SHARES") issuable upon exercise of warrants (the "WARRANTS") issued by the Company to the persons listed on Exhibit A hereto.

         In connection with the foregoing, we have examined originals or copies, satisfactory to us, of: (i) a Stock Purchase Agreement, dated September 5, 2002 (the "PURCHASE AGREEMENT"), among the Company and the persons listed on part 1 of Exhibit A, (ii) the Settlement and Amendment Agreement, dated September 6, 2002 (the "SETTLEMENT Agreement"), between Hewlett-Packard Company and the Company, (iii) the Warrants, (iv) the Company's Certificate of Incorporation, as amended, (v) the Company's By-laws, and (vi) resolutions of the Company's board of directors authorizing (A) the Company to enter into, and consummate, the transactions contemplated by the Purchase Agreement and the Settlement Agreement, including the issuance of Common Stock and warrants to such persons, and (B) the issuance of Common Stock and warrants to the persons listed on part 2 of Exhibit A. We have also reviewed such other matters of law as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

         Based upon and subject to the foregoing, we are of the opinion that (a) the Shares have been validly issued and are fully paid and non-assessable and
(b) the  Warrant  Shares,  upon



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                     Jenkens & Gilchrist Parker Chapin LLP


SmartServ Online, Inc.
February 11, 2003
Page 2



issuance and payment by the Investors to the Company in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated under Section 7 of the Act or Item 509 of Regulation S-B promulgated under the Act.

                                      Very truly yours,

                                      /s/ JENKENS & GILCHRIST PARKER CHAPIN LLP
                                      JENKENS & GILCHRIST PARKER CHAPIN LLP


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                     Jenkens & Gilchrist Parker Chapin LLP


SmartServ Online, Inc.
February 11, 2003
Page 3

                                    EXHIBIT A
                                    ---------

Part 1:
------

            SELLING STOCKHOLDERS                           SHARES                    WARRANT SHARES
            --------------------                           ------                    --------------
         Ira M. Lubert                                     328,767                       164,384
         Jonathan Lubert Trust                             109,589                        54,795
         Kristine Lubert Trust                             109,589                        54,795
         Steven B. Rosner                                  273,972                      553,1511
         SPH Investments                                   273,972                       136,986
         Robert F. Gorman                                  657,534                             0
         A and R Investments L.L.C.                        109,589                        54,795
         Daniel A. Gooze                                   219,178                       109,589
         S & H Management, Inc.                            273,972                       136,986
         Mark Todd                                         164,383                        82,192
         John A. Moore                                      55,890                        27,945
         Barry M. Ray                                       54,794                        27,397
         Crestview Capital Offshore                         21,918                        10,959
         Crestview Capital Fund II, LP                     263,014                       131,507
         Crestview Capital Fund, LP                        263,014                       131,507
         Robert H. Rosner IRA                              109,589                        54,795
         Frazier Investments                               364,062                       129,089
         Joel Rotter                                       219,178                       109,589
         Steven H. Erlbaum                                 109,589                        54,795
         Erlbaum Investments, L.P.                         109,589                        54,795
         Stanley Yau-Hok Chan                               27,500                        13,750
         David N. Lewis                                     20,000                        10,000

Part 2:
------

            SELLING STOCKHOLDERS                           SHARES                    WARRANT SHARES
            --------------------                           ------                    --------------
         Joseph Genzardi                                         0                         2,585
         Joseph Ricuppero                                        0                         2,585
         Alpine Capital Partners, Inc.                           0                        76,712
         John Bishara                                            0                        65,000
         JSB Associates                                          0                        50,000
         W. Stephen P. Harrington Trust                          0                         8,000
         Shannon M. Harrington Trust                             0                         9,000
         Tara J. Harrington Trust                                0                         8,000
         David A. Rosner                                         0                        25,000
         Lauren P. Rosner                                        0                        25,000
         Hewlett-Packard Company                                 0                        50,000


1   Does not include an aggregate of 50,000 warrant-shares held by David A.
Rosner and Lauren P.  Rosner  and listed in Part 2 over which  Steven B.  Rosner shares voting and investment power.




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                     Jenkens & Gilchrist Parker Chapin LLP


SmartServ Online, Inc.
February 11, 2003
Page 4


            SELLING STOCKHOLDERS                           SHARES                    WARRANT SHARES
            --------------------                           ------                    --------------

         Brian Meek                                              0                         7,500
         Pertti Johannson                                   10,174                             0
         G.S. Schwartz & Company, Inc.                      25,647                             0
         Vox, Inc.                                          62,500                             0
         Creative Management Services, d/b/a MC2            12,576                             0
         NexVue Information Systems                         12,100                             0
         TecCapital Inc.                                   252,824                             0
